EXHIBIT 23.1

Consent of Independent Auditors

We consent to the use in this Registration Statement on Form 10 and Amendments thereto, of Cereplast Financial Group, Inc. of our report dated March 1, 2021, relating to the financial statements of Cereplast, Inc., appearing in this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ BF Borgers CPA PC
BF Borgers CPA PC

Lakewood, CO
May 18, 2021